UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 22, 2009

                              THRUST ENERGY CORP.
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   20-3373669
                    (I.R.S. Employer Identification number)

              1440-3044 BLOOR STREET WEST, TORONTO, ON    M8X 2Y8
             (Address of principal executive offices)    (Zip Code)

                   Issuer's telephone number: (647) 439-3785

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22, 2009 (the "Agreement Date") , the Company agreed to acquire from SuperPV Technology Inc. ("SPTi"), a Delaware corporation, a license to manufacture and distribute certain products based on patented photovoltaic technology under the "RSi SuperPV" trade name throughout North America, Central America and South America (the "Rights"). The closing date for the transaction is June 1, 2009, or such other date as to which the parties may agree. The agreement is subject to, (1) satisfactory due diligence by the Company; and (2) the Company securing financing of $500,000 prior to the Closing Date (which condition is strictly for the benefit of the Company and may be waived at any time).

Under the terms of the agreement, the Company will issue 85,000,000 common shares at $0.01 per share (the closing price of the Company's stock on the business day immediately preceding the Agreement Date) in exchange for the Rights. Upon closing, the Company will have a total of 98,603,950 shares issued and outstanding, of which SPTi and its affiliates will own 86 per cent.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THRUST ENERGY CORP.



/s/ Thomas Mills
Thomas Mills, CEO and Director
Date: May 22, 2009